united states

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 10, 2013

Astoria Financial Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-11967	11-3170868
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

ONE ASTORIA FEDERAL PLAZA, LAKE SUCCESS, NEW YORK 11042-1085

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (516) 327-3000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.      Other Events.

On April 10, 2013, Astoria Financial Corporation (the “Company”) provided notice to Wilmington Trust Company, in its capacity as property trustee for Astoria Capital Trust I (the “Trust”), of the Company’s election, pursuant to the optional prepayment provisions of the Indenture, dated as of October 28, 1999, between the Company and Wilmington Trust Company, as debenture trustee (the “Indenture”), to call its 9.75% Junior Subordinated Deferrable Interest Debentures due November 1, 2029 (the “Junior Subordinated Debentures”) for prepayment in whole.

In accordance with the Amended and Restated Declaration of Trust, dated as of October 28, 1999, by and among the Company, Wilmington Trust Company, as property trustee, Wilmington Trust Company, as Delaware trustee, the Administrative Trustees named therein and the holders from time to time of undivided beneficial interests in the assets of the Trust, upon the prepayment of the Junior Subordinated Debentures, which are the sole assets of the Trust, the proceeds will be simultaneously applied to redeem all of the outstanding 9.75% Capital Securities, Series A, 9.75% Capital Securities, Series B and 9.75% Common Securities (such securities, collectively, the “Trust Securities”) issued by the Trust. The redemption price for the Trust Securities will be 103.413% of the aggregate liquidation amount of the Trust Securities being redeemed plus accumulated and unpaid distributions to, but not including, the date of redemption.

The prepayment of the Junior Subordinated Debentures and related redemption of the Trust Securities are scheduled to occur on May 10, 2013. On April 10, 2013, the Company issued a press release announcing the prepayment of the Junior Subordinated Debentures and the redemption of the Trust Securities. The press release is attached at Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01.      Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit 99.1      Press Release, dated April 10, 2013.

signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASTORIA FINANCIAL CORPORATION
By: /s/ Thomas E. Lavery Thomas E. Lavery Senior Vice President and General Counsel

Dated: April 10, 2013

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release, dated April 10, 2013.

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